                                                                   EXHIBIT 23.01






                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



Board of Directors and Shareholders
United States Filter Corporation:


We consent to the use of our report incorporated by reference herein and the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG Peat Marwick LLP



Orange County, California
May 15, 1998

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

Board of Directors and Shareholders
United States Filter Corporation:

We consent to the use of our report incorporated by reference herein and the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG Peat Marwick LLP

Chicago, Illinois
May 15, 1998

                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Culligan Water Technologies, Inc.:


We consent to the use of our report dated April 7, 1998 incorporated by reference herein, with respect to the consolidated balance sheets of Culligan Water Technologies, Inc. as of January 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1998, which report appears in the Form 10K/A of Culligan Water Technologies, Inc. dated May 15, 1998 and the Form 8-K dated May 12, 1998 of United States Filter Corporation. We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-52717) of United States Filter Corporation for the registration of shares of its common stock.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
May 15, 1998